As filed with the Securities and Exchange Commission on December 13, 2017

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

____________________

SHIRE PLC

(Exact Name of Registrant as Specified in its Charter)

Jersey (Channel Islands)	98-0601486
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Miesian Plaza Blocks 2 and 3 50-58 Baggot Street Lower Dublin 2, D02 Y754 Ireland (Address of Principal Executive Offices)

Shire Global Employee Stock Purchase Plan

Shire Deferred Bonus Plan 2015

(Full Titles of the Plan(s))

William Mordan
General Counsel and Company Secretary
Shire PLC
Miesian Plaza

Blocks 2 and 3

50-58 Baggot Street Lower

Dublin 2, D02 Y754

Ireland

(Name and Address of Agent for Service)

+353 1 609 6000
(Telephone Number, Including Area Code, of Agent for Service)

____________________ With copies to:
John B. Meade, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 0017 (212) 450-4000	Kyoko Takahashi Lin, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (2)	Proposed Maximum Offering Price Per Share (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (4)
Ordinary Shares, nominal value £0.05 per Ordinary Share (“Ordinary Shares”), to be issued under the Shire Global Employee Stock Purchase Plan (1)	4,000,000	$47.24	$188,960,000	$23,525.52
Ordinary Shares, nominal value £0.05 per Ordinary Share, to be issued under the Shire Deferred Bonus Plan 2015 (1)	200,000	$47.24	$9,448,000	$1,176.28
American Depository Shares, each representing three Ordinary Shares (1) (“ADSs”)	1,400,000	-	-	-

(1)	The Ordinary Shares of Shire plc (the “Company” or the “Registrant”) may be represented by the Registrant’s ADSs, evidenced by American Depositary Receipts (“ADRs”), each representing three Ordinary Shares. Separate Registration Statements on Form F-6 were filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2014 (with a Post-Effective Amendment No. 1 filed with the Commission on Form F-6 POS on May 8, 2017) and May 4, 2016, for the registration of ADSs evidenced by ADRs issuable upon deposit of Ordinary Shares.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant that may become issuable under the Shire Global Employee Stock Purchase Plan and the Shire Deferred Bonus Plan 2015 as a result of any stock split, stock dividend or similar transaction.

(3)

Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for an Ordinary Share on the London Stock Exchange on December 7, 2017 (£35.47), converted from Pounds Sterling to U.S. Dollars at the currency cross rate at the close of the NASDAQ Stock Exchange on

December 12, 2017, as reported by the Wall Street Journal (£1=U.S.$1.3318).

(4)	Rounded up to the nearest cent.

EXPLANATORY NOTE

Shire plc, a company organized under the laws of Jersey (Channel Islands) (the “Company” or the “Registrant”), is filing this Registration Statement on Form S-8 with respect to up to 4,000,000 of its Ordinary Shares, nominal value £0.05 per share, to be issued under the Shire Global Employee Stock Purchase Plan (the “GESPP”); and up to 200,000 of its Ordinary Shares, nominal value £0.05 per share, to be issued under the Shire Deferred Bonus Plan 2015 (the “DBP”). The Company filed a Form S-8 on February 26, 2015 (File No. 333-202302), which registered 1,200,000 Ordinary Shares for issuance under the GESPP and 60,000 Ordinary Shares for issuance under the DBP. Pursuant to General Instruction E to Form S-8, the contents of the previous registration statements relating to the GESPP and DBP (File No. 333-202302) are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The reports listed below have been filed with or furnished to Commission by the Registrant and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

(a)       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 22, 2017.

(b)       All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) since December 31, 2016.

(c)       The description of the Registrant’s Ordinary Shares and ADRs evidencing ADSs contained in the Registrant’s Current Report on Form 8-K, filed with the Commission on May 23, 2008, including any amendments or supplements thereto.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

ITEM 8.	EXHIBITS. The following exhibits are included or incorporated herein by reference:

4.1	Memorandum of Association as adopted by special resolution passed on April 10, 2008 and amended by special resolution on September 24, 2008 and by further special resolution on April 28, 2016, and Articles of Association as amended and adopted by special resolution on April 25, 2017 (filed herewith).
4.2	Amended and Restated Deposit Agreement, dated as of May 23, 2011, among the Company, Citibank, N.A., as depositary, and all holders and beneficial owners from time to time of ADRs issued thereunder evidencing ADSs, incorporated by reference to Registration Statement on Form F-6 filed on November 14, 2014.
5.1	Opinion of Mourant Ozannes, as to the legality of the Ordinary Shares being issued pursuant hereto.
23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm of Shire plc.
23.2	Consent of Deloitte LLP, Independent Registered Public Accounting Firm of Shire plc.
23.3	Consent of Mourant Ozannes (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages hereof).
99.1	Shire Global Employee Stock Purchase Plan, incorporated by reference to Exhibit 99.1 to the Company’s Form S-8 filed on February 26, 2015.
99.2	Shire Deferred Bonus Plan 2015, incorporated by reference to Exhibit 99.3 to the Company’s Form S-8 filed on February 26, 2015.

EXHIBIT INDEX

Exhibit Number

4.1	Memorandum of Association as adopted by special resolution passed on April 10, 2008 and amended by special resolution on September 24, 2008 and by further special resolution on April 28, 2016, and Articles of Association as amended and adopted by special resolution on April 25, 2017 (filed herewith).
4.2	Amended and Restated Deposit Agreement, dated as of May 23, 2011, among the Company, Citibank, N.A., as depositary, and all holders and beneficial owners from time to time of ADRs issued thereunder evidencing ADSs, incorporated by reference to Registration Statement on Form F-6 filed on November 14, 2014.
5.1	Opinion of Mourant Ozannes, as to the legality of the Ordinary Shares being issued pursuant hereto.
23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm of Shire plc.
23.2	Consent of Deloitte LLP, Independent Registered Public Accounting Firm of Shire plc.
23.3	Consent of Mourant Ozannes (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages hereof).
99.1	Shire Global Employee Stock Purchase Plan, incorporated by reference to Exhibit 99.1 to the Company’s Form S-8 filed on February 26, 2015.
99.2	Shire Deferred Bonus Plan 2015, incorporated by reference to Exhibit 99.3 to the Company’s Form S-8 filed on February 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on the 13th day of December, 2017.

SHIRE PLC

By:	/s/ Flemming Ornskov, M.D.
	Name:	Flemming Ornskov, M.D.
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints each of Flemming Ornskov, M.D. and William Mordan as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Shire plc to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this registration statement on Form S-8 (this “Registration Statement”) under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), which amendments may make such other changes in this Registration Statement as such attorney-in-fact deems appropriate, and any registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act relating thereto, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the following capacities and on the date indicated above.

Signature	Title	Date

/s/ Flemming Ornskov, M.D.		December 13, 2017
Flemming Ornskov, M.D.	Chief Executive Officer and Director	Date

/s/ Jeffrey Poulton		December 13, 2017
Jeffrey Poulton	Chief Financial Officer and Director	Date

/s/ Susan Kilsby		December 13, 2017
Susan Kilsby	Chairman	Date

/s/ William Burns		December 13, 2017
William Burns	Senior Independent Director	Date

/s/ Dominic Blakemore		December 13, 2017
Dominic Blakemore	Non-Executive Director	Date

/s/ Olivier Bohuon		December 13, 2017
Olivier Bohuon	Non-Executive Director	Date

/s/ Ian Clark		December 13, 2017
Ian Clark	Non-Executive Director	Date

/s/ Gail Fosler		December 13, 2017
Gail Fosler	Non-Executive Director	Date

/s/ Steven Gillis, Ph.D.		December 13, 2017
Steven Gillis, Ph.D.	Non-Executive Director	Date

/s/ David Ginsburg, M.D.		December 13, 2017
David Ginsburg, M.D.	Non-Executive Director	Date

/s/ Siloo Sara Mathew		December 13, 2017
Siloo Sara Mathew	Non-Executive Director	Date

/s/ Anne Minto		December 13, 2017
Anne Minto	Non-Executive Director	Date

/s/ Albert Stroucken		December 13, 2017
Albert Stroucken	Non-Executive Director	Date

AUTHORIZED U.S. REPRESENTATIVE

/s/ William Mordan
Shire plc
By: William Mordan, as the duly authorized representative of Shire plc in the United States

Date: December 13, 2017